EXHIBIT 10.2

THIRD AMENDMENT TO GUARANTEE FEE, REIMBURSEMENT

AND INDEMNIFICATION AGREEMENT

This THIRD AMENDMENT dated as of July 10, 2007 (this “Third Amendment”) to the Guarantee Fee, Reimbursement Agreement and Indemnification Agreement dated as of March 16, 2007, as amended on April 17, 2007 and on May 18, 2007 (as amended, the “Guarantee Fee Agreement”), by and among MEDICAL SOLUTIONS MANAGEMENT INC., a corporation organized and existing under the laws of the State of Nevada (the “MSMI”), ORTHOSUPPLY MANAGEMENT, INC., a Delaware corporation and VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (the “Fund”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Guarantee Fee Agreement.

WITNESSETH:

WHEREAS, MSMI proposes to enter into a Warrant and Debenture Amendment Agreement by and among MSMI, the Fund and Nite Capital, L.P., Apogee Financial Investments, Inc., Midtown Partners & Co., LLC, Douglas Arnold and Marshall Sterman on the date hereof, pursuant to which the warrant price and conversion price for certain warrants and debentures previously issued to the Fund will be decreased.

WHEREAS, pursuant to the Guarantee Fee Agreement, if MSMI fails to pay the Reimbursement Obligations, MSMI is required to issue to the Fund Additional Warrants entitling the Fund to purchase that number of shares of Common Stock equal to the Value of Collateral taken multiplied by two.

WHEREAS, Section 12.3 of the Guarantee Fee Agreement requires the written consent of MSMI and the Fund to amend, discharge or terminate the Guarantee Fee Agreement or any provision thereof.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

OPERATIVE PROVISIONS

1. Section 2.1(e); Reimbursement to the Fund. Section 2.1(e) of the Guarantee Fee Agreement shall be amended by adding the following sentence as a new last sentence thereof:

(a) “Notwithstanding the foregoing, in no event shall the Value of Collateral exceed $2,000,000.”

2. Ratification of Agreement. The terms and conditions of the Guarantee Fee Agreement that have not been modified by this Third Amendment shall remain in full force and effect against MSMI, Guarantor, and the Fund.

3. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page to follow on next page]

IN WITNESS WHEREOF, this Third Amendment has been executed by the parties hereto the day and year first above written.

MSMI:

MEDICAL SOLUTIONS MANAGEMENT INC., a Nevada Corporation

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	Chief Executive Officer

FUND:

VICIS CAPITAL MASTER FUND
By:	Vicis Capital, LLC

By:	/s/ Keith W. Hughes
Name:	Keith W. Hughes
Title:	Chief Financial Officer